Exhibit 99.2
Workday Announces Share Repurchase Program

Program Authorizes up to $500 Million of Shares of Class A Common Stock to be Repurchased

PLEASANTON, Calif., Nov. 29, 2022 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced that its Board of Directors approved a new share repurchase program with authorization to purchase up to $500 million of shares of its Class A common stock.

“Our investment philosophy remains centered around driving innovation to support long-term profitable growth,” said Barbara Larson, chief financial officer, Workday. “Our scale, combined with the strength of our business model and significant cash flow generation, enables us to continue investing for the long term, while also opportunistically buying back stock through a repurchase program. This program is a direct reflection of our belief that our shares are undervalued, and a demonstration of our confidence in the business and the long-term opportunity ahead.”

The new share repurchase program is designed to reduce the impact of future share dilution from employee stock issuances. Workday may repurchase shares of Class A common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations. The share repurchase program will have a term of 18 months, may be suspended or discontinued at any time, and does not obligate the company to acquire any amount of Class A common stock.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2022 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding our intended share repurchases, the value of our Class A common stock, cash flow generation, expected impact to future share dilution, and expected shareholder benefits. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to, risks described in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended October 31, 2022, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

For further information: Investor Relations Contact: Justin Furby, ir@workday.com; Media Contact: Sion Rogers, media@workday.com